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Exhibit 10.3

CLARIENT, INC.

2007 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

        Clarient, Inc., a Delaware corporation (the "Company"), pursuant to its 2007 Incentive Award Plan (the "Plan"), hereby grants to the holder listed below ("Participant"), an option to purchase the number of shares of the Company's common stock, par value $0.01 ("Stock"), set forth below (the "Option"). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement") and the Plan, which are incorporated herein by reference. Unless otherwise defined in this Grant Notice or in the Stock Option Agreement, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	Michael Pellini
Grant Date:	04/24/2008
Exercise Price per Share:	$1.62
Total Exercise Price:	$648,000
Total Number of Shares Subject to the Option:	400,000 Shares
Expiration Date:	04/24/2018

Type of Option:	☒ Incentive Stock Option	☐ Non-Qualified Stock Option
Vesting Schedule:	04/24/2009	25%
	04/24/2009-04/24/2012	Monthly
	04/24/2012	100%

The vesting outlined in the preceding schedule shall be subject to and conditioned upon the Participant's continued employment and shall cease upon the Participant's Termination of Employment. In addition to the foregoing, if the Participant does not experience a Termination of Employment on or prior to April 24, 2009 or experiences a Severance Termination on or prior to such date and, in either case, within one year following the Participant's Termination of Employment, either (A) a Change of Control occurs, or (B) (1) the Company enters into a definitive agreement pursuant to which, if consummated, a Change of Control would occur, and (2) no later than eighteen months following the Termination of Employment, a Change of Control occurs, then, in any such case, the Option, to the extent not vested as of the date of such Termination of Employment, shall become fully vested and exercisable immediately prior to the occurrence of any such Change of Control (unless any such Termination of Employment was a termination for Cause, in which case the vesting contemplated by this sentence shall not apply).

        By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. The Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

CLARIENT, INC.		PARTICIPANT
By:		By:

Print Name:	Ronnie A. Andrews	Print Name:

Title:	President & CEO

Address:	31 Columbia, Aliso Viejo, CA	Address:

 EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

        Pursuant to the Stock Option Grant Notice (the "Grant Notice") to which this Stock Option Agreement (this "Agreement") is attached, Clarient, Inc. a Delaware corporation (the "Company"), has granted to the Participant an option under the Company's 2007 Incentive Award Plan (the "Plan") to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

        1.1    Defined Terms.    Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined in the Grant Notice or this Agreement shall have the meanings specified in the Plan.

          (a)   "Administrator" shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 12 of the Plan; provided that if the Participant is an Independent Director, "Administrator" shall mean the Board.

          (b)   "Cause" shall mean (a) the Participant's failure to adhere to any lawful written policy of the Company (unless the Participant's failure to adhere is at the request of the Board) if the Participant has been given a reasonable opportunity to comply with such policy and cure the Participant's failure to comply (which reasonable opportunity to cure must be granted for a period of at least ten days and up to thirty days, if reasonable); (b) the Participant's appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (c) the Participant's misappropriation (or attempted misappropriation) of any of the Company's funds or property (including without limitation trade secrets and other intellectual property); or (d) the Participant's conviction of, or Participant's entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

          (c)   "Change of Control" shall have the meaning provided in the Plan, except that for purposes of the vesting schedule contained in the Grant Notice and the definition of Severance Termination only, Change of Control shall mean (a) the issuance, sale, transfer or acquisition of shares of capital stock of the Company (including a transfer as a result of death, disability, operation of law, or otherwise) in a single transaction or a group of related transactions, as a result of which any entity, person, or group (other than Safeguard Scientifics, Inc. and/or its affiliates) acquires the beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company or (b) any merger, consolidation, sale of all or substantially all the assets or other comparable transaction as a result of which all or substantially all of the assets and business of the Company are acquired directly or indirectly by another entity (except Safeguard Scientifics, Inc. and/or any of its affiliates). An "affiliate" of an entity is an entity controlling, controlled by, or under common control with the entity specified, directly or indirectly through one or more intermediaries. "Group" shall have the same meaning as in section 13(d) of the Securities Exchange Act of 1934, and "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Securities and Exchange Commission adopted under the Securities Exchange Act of 1934.

          (d)   "Good Reason" shall mean (i) the Participant's assignment (without the Participant's consent) to a position, title, responsibilities, or duties of a materially lesser status or degree of responsibility than the position, responsibilities, or duties of Chief Operating Officer of the Company or removal from his position as an executive officer of the Company, (ii) the relocation of the Company's offices at which the Participant is principally employed to a location which is more than thirty miles from the location of the Company's principal offices on the date of this Agreement, (iii) the reduction of the Participant's base salary or bonus opportunity, except pursuant to a reduction which also applies to the Company's other senior executives or (iv) the requirement that the Participant report to any officer of the Company other than its Chief Executive Officer; provided, however, that the Participant must have given the written notice to the Company that the Participant believes he has the right to terminate employment for good reason, within ninety (90) days of the initial occurrence of such event, and the Company fails to eliminate the good reason within fifteen (15) days after receipt of the notice. Further, the Participant's termination of employment must occur within 2 years from the initial occurrence of an event that constitutes good reason.

          (e)   "Retirement" shall mean (i) with respect to an Independent Director, a Termination of Directorship after the Independent Director has attained 55 years of age and completed at least three years of service on the Board and (ii) with respect to an Employee or Consultant, a Termination of Employment or a Termination of Consultancy, as the case may be, after the Employee or the Consultant has attained 55 years of age and completed at least five years of employment or consultancy service with the Company, as the case may be.

          (f)    "Severance Termination" shall mean a Termination of Employment of the Participant by the Company without Cause, by the Participant for Good Reason within twelve months after a Change of Control, or by reason of the Participant's death or disability.

          (g)   "Termination of Consultancy" shall mean the time when the engagement of the Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

          (h)   "Termination of Directorship" shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

          (i)    "Termination of Employment" shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary, provided, that a Termination of Employment shall only occur if such termination of the employee-employer relationship constitutes a "separation from service" (within the meaning of Section 409A(a)(2)(A)(i) of the Code). The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

          (j)    "Termination of Services" shall mean the Participant's Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

        1.2    Incorporation of Terms of Plan.    The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except that any definitions provided in the Grant Notice or this Agreement with respect to capitalized terms shall supersede the definitions contained in the Plan.

ARTICLE II.

GRANT OF OPTION

        2.1    Grant of Option.    In consideration of the Participant's past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the "Grant Date"), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

        2.2    Exercise Price.    The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company or any "parent corporation" of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

        2.3    Consideration to the Company.    In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

 ARTICLE III.

PERIOD OF EXERCISABILITY

        3.1    Commencement of Exercisability.

          (a)   Subject to Sections 3.2, 3.3, 5.8 and 5.10, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

          (b)   Except as expressly provided in the Grant Notice, no portion of the Option which has not become vested and exercisable at the date of the Participant's Termination of Employment, Termination of Directorship or Termination of Consultancy shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in the Plan or a written agreement between the Company and the Participant.

        3.2    Duration of Exercisability.    The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

        3.3    Expiration of Option.    Except as provided in Section 3.4 below, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

          (a)   The expiration of ten years from the Grant Date;

          (b)   If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any "subsidiary corporation" of the Company or any "parent corporation" of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

          (c)   The expiration of three months from the date of the Participant's Termination of Services, unless such termination occurs by reason of the Participant's death, Disability or Retirement, or is by the Company for Cause;

          (d)   The expiration of three years from the date of the Participant's Termination of Services by reason of the Participant's Retirement (it being understood that the Participant acknowledges that an Incentive Stock Option exercised more that three months after the Participant's Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option); or

          (e)   Immediately upon the Participant's Termination of Services by the Company for Cause.

        3.4   Notwithstanding anything contained herein to the contrary, (i) in the event that the Participant experiences a Severance Termination, the Option shall remain outstanding and exercisable until the earlier to occur of (A) the first anniversary of the date of termination, or (B) the expiration of ten years from the Grant Date, provided, however, that (ii) if the Option remains eligible to vest following the Participant's Termination of Employment in accordance with the vesting schedule set forth in the Grant Notice (whether or not due to a Severance Termination), the Option shall remain outstanding and exercisable until the earlier to occur of (A) the expiration of ten years from the Grant Date or (B) the first date on which the Option ceases to be eligible to vest following the Participant's Termination of Employment (it being understood that the Participant acknowledges that an Incentive Stock Option exercised more than three months after the Participant's Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option).

        3.5    Special Tax Consequences.    The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other "incentive stock options" into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV.

EXERCISE OF OPTION

        4.1    Person Eligible to Exercise.    During the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by the Participant's personal representative or by any person empowered to do so under the deceased the Participant's will or under the then applicable laws of descent and distribution.

        4.2    Partial Exercise.    Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

        4.3    Manner of Exercise.    The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

          (a)   An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

          (b)   The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;

          (c)   Any other written representations as may be required in the Administrator's reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation; and

          (d)   In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

        4.4    Method of Payment.    Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

          (a)   Cash;

          (b)   Check;

          (c)   With the consent of the Administrator, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale; provided further that executive officers of the Company may not pay the exercise price in the manner contemplated by this clause (c));

          (d)   With the consent of the Administrator, surrender of other shares of Stock which (A) in the case of shares of Stock acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised;

          (e)   With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised; or

          (f)    With the consent of the Administrator, property of any kind which constitutes good and valuable consideration.

        4.5    Conditions to Issuance of Stock Certificates.    The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

          (a)   The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

          (b)   The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

          (c)   The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

          (d)   The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

          (e)   The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

        4.6    Rights as Stockholder.    The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 11.1 of the Plan.

 ARTICLE V.

OTHER PROVISIONS

        5.1    Administration.    The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

        5.2    Option Not Transferable.    The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        5.3    Adjustments.    The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.

        5.4    Notices.    Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company's authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant's signature on the Grant Notice. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.4. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

        5.5    Titles.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

        5.6    Governing Law; Severability.    The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

        5.7    Conformity to Securities Laws.    The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        5.8    Amendments, Suspension and Termination.    To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Option in any material way without the prior written consent of the Participant.

        5.9    Successors and Assigns.    The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

        5.10    Notification of Disposition.    If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

        5.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule

        5.12    Not a Contract of Employment.    Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

        5.13    Entire Agreement.    The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

        5.14    Section 409A.    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, "Section 409A"). The Committee may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.

        5.15    Information Rights.    To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to Participant, not less frequently than annually during the period such Participant has one or more Awards outstanding, and, in the case of a Participant who acquires Stock pursuant to the Plan, during the period such individual owns such Stock, copies of annual financial statements of the Company. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information.

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  Exhibit 10.3
CLARIENT, INC. 2007 INCENTIVE AWARD PLAN STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT
EXHIBIT A TO STOCK OPTION GRANT NOTICE STOCK OPTION AGREEMENT
ARTICLE I. GENERAL
ARTICLE II. GRANT OF OPTION
ARTICLE III. PERIOD OF EXERCISABILITY
ARTICLE IV. EXERCISE OF OPTION
ARTICLE V. OTHER PROVISIONS